                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



     Date of Report (date of earliest event Reported) February 10, 1995
                                                      -----------------




                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098               13--1594808
- ----------------------------        -----------        -------------------
(State of other jurisdiction        (Commission          (IRS Employer
      of incorporation)             File Number)       Identification No.)

                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                   (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
                                                          --------------

Item 5.  Other Events

                 Information contained in a News Release dated
February 9, 1995, is incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 The Columbia Gas System, Inc.
                                 -----------------------------
                                             (Registrant)




                                 By     /s/ R. E. Lowe
                                   ---------------------------
                                            R.E. Lowe
                                            Vice President and
                                            Controller

Date:  February 10, 1995

Contacts:   Media -                   H. W. Chaddock (302) 429-5261
            Analysts -                T. L. Hughes (302) 429-5363
                                      K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                           February 9, 1995





                 COLUMBIA GAS ANNOUNCES IMPROVED 1994 EARNINGS

                 WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE:CG), today announced net income for 1994 of $240.6 million, or $4.76 per share, a 58 percent increase over 1993 net income of $152.2 million, or $3.01 per share.

                 In the fourth quarter, the Corporation reported net income of $73.2 million, or $1.45 per share, as compared to $69.4 million, or $1.37 per share, in the fourth quarter of 1993.

                 Columbia System Chairman John H. Croom said increases in both the annual and fourth quarter earnings are primarily due to the net effect of unusual and bankruptcy-related costs between the two periods. He pointed out that all of Columbia's basic business units continue to perform well, demonstrating the underlying strength of their operations and their abilities to operate effectively in the gas industry's new competitive climate.

                 After being adjusted for unusual and bankruptcy-related items, 1994 net income was $157.9 million, essentially unchanged from adjusted net income of $160.4 million in 1993. Fourth quarter adjusted income was $68.6 million, as compared to $63.3 million in the same period last year.

                 The major bankruptcy issue reflected in the adjusted earnings is a computation for interest expense on the Corporation's prepetition debt obligations. On an after-tax basis, this amounted to $144.2 million in 1994 and $134.5 million in 1993. In the fourth quarter, the reduction for interest expense was $37.6 million in 1994 and $34.4 million in 1993.

                 The Columbia Gas System, Inc. and Columbia Gas Transmission Corp., its principal pipeline subsidiary, have been operating as debtors in possession under Chapter 11 of the U. S. Bankruptcy Code since July 31, 1991.

                 Croom pointed out that the Chapter 11 proceedings have not affected the ability of the Corporation or any of its subsidiaries to effectively compete in the energy marketplace. "Columbia companies continue to seek out opportunities for future growth. Typical of these are Columbia's new Energy Market Center and the new natural gas peaking service to be initiated later this year at the Cove Point, Maryland, liquefied natural gas facility," he said.

                             TWELVE MONTHS RESULTS

                 The transmission segment's 1994 operating income increased $26.7 million to $205.4 million. This was due largely to the $57.5 million writedown in 1993 of the Corporation's investment in Columbia LNG, the recording of $66.7 million for environmental reserves in 1993, and increased demand for firm transportation services in 1994. Offsetting these improvements was the net effect of several unusual items in both periods, including a $35 million reserve in 1994, for customer settlements and regulatory issues.

                 Operating income for the distribution segment declined $18.1 million in 1994 to $128.3 million. This reduction was due to warmer weather in the fourth quarter and higher operating costs which depressed the beneficial effect of new rates attained through regulatory settlements. The increase in operating costs was due in part to implementing new programs designed to improve customer service. The effect of the warmer weather was offset somewhat by pilot weather normalization adjustments that have been implemented in some states to moderate the impact that temperatures have on customer bills and distribution income.

                 Operating income for the oil and gas segment in 1994 was $30.6 million, down $23 million from 1993. This reduction was principally due to seven percent lower oil prices, four percent lower gas prices and a seven percent decrease in gas production in 1994. This was mitigated by the effect of reversing, in 1994, $4.9 million of a $5.4 million reserve established in 1993 for a royalty dispute with the U.S. Minerals Management Service.

                 Operating income for other energy operations increased $15.8 million in 1994 to $17.5 million. This was due largely to a 1993 charge of $6.3 million for costs associated with the Columbia Gas System Service Corporation's reengineering program and improved results by the propane and gas marketing companies.

                             FOURTH QUARTER RESULTS

                 Fourth quarter operating income for the transmission segment was $36.1 million, a $34.9 million decline from the same period in 1993, principally due to the $35 million reserve that was recorded during the current period for regulatory issues. Several other unusual items recorded during both periods essentially offset one another and had no effect on year-to-year comparisons.

                 The distribution segment had fourth quarter operating income of $56.3 million in 1994, essentially unchanged from 1993. The effect of warmer temperatures that were almost 20 percent warmer than the same period in 1993 and higher operating expenses was offset by pilot weather normalization adjustments and higher rates resulting from regulatory settlements.

                 Lower gas prices and reduced oil and liquids production reduced oil and gas segment operating income in the fourth quarter to $3.2 million, down $12.2 million from 1993. Average gas prices were down 15 percent and oil and liquids production was off 13 percent during the current period. This was somewhat offset by a 10 percent increase in the average price for oil and liquids.

                 Operating income of $4.4 million for the other energy operations reflected a small decrease of $600,000.


                                      ###

                         THE COLUMBIA GAS SYSTEM, INC.

                    Summary of Financial and Operating Data





                                                        Three Months                               Twelve Months
                                                      Ended December 31                         Ended December 31
                                                      -----------------                         -----------------
                                                   1994              1993                   1994               1993
                                                   ----              ----                   ----               ----
Income Statement Data
 ($ millions)
   Total Operating Revenue  . . . . .                769.0           1,010.2               2,833.4            3,391.2

   Income Before
    Accounting Change   . . . . . . . . .             73.2              69.4                 246.2              152.2
   Net Income   . . . . . . . . . . . . .             73.2              69.4                 240.6a             152.2

   Operating Income (Loss)
    By Segment:
         Transmission . . . . . . . . . .             36.1b             71.0                 205.4b             178.7c
         Distribution . . . . . . . . . .             56.3              56.2                 128.3              146.4
         Oil and Gas  . . . . . . . . . .              3.2              15.4                  30.6               53.6
         Other Energy . . . . . . . . . .              4.4               5.0                  17.5                1.7
         Corporate  . . . . . . . . . . .            (2.4)              (1.3)                 (8.6)              (7.0)
                                                  --------           --------              --------           ---------

         Total  . . . . . . . . . . . . .             97.6             146.3                 373.2              373.4
                                                  ========           ========              ========           =========



Per Share Data
   Earnings Before
    Accounting Change ($)   . . . . . . .             1.45              1.37                  4.87               3.01
   Earnings on Common
    Stock ($)   . . . . . . . . . . . . .             1.45              1.37                  4.76a              3.01
   Average Common Shares
    Outstanding (millions)  . . . . . . .             50.6              50.6                  50.6               50.6





 a Includes the adoption of SFAS No. 112, "Employers Accounting for Postemployment Benefits".

 b    Includes establishing a $35 million reserve for regulatory issues.

 c Includes a $57.5 million writedown in the investment in Columbia LNG Corporation's Cove Point LNG facility.

                         THE COLUMBIA GAS SYSTEM, INC.

                                                              Three Months                           Twelve Months
                                                            Ended December 31                      Ended December 31
                                                            -----------------                      -----------------
                                                       1994                1993                 1994                1993
                                                       ----                ----                 ----                ----
Operating Data
   Oil and Gas Volumes:
      Gas Production
         (billion cubic feet) . . . . . . . . .          16.9                16.9                 66.7                71.5
     Oil Production
        (000 barrels) . . . . . . . . . . . . .           823                 945                3,611               3,603

   Transmission (billion
      cubic feet):
         Transportation
           Columbia Transmission
              Market Area   . . . . . . . . . .         288.4               299.8              1,038.6               895.9
           Columbia Gulf
              Main-line   . . . . . . . . . . .         114.6               154.1                590.3               579.9
              Short-haul  . . . . . . . . . . .         157.5               174.9                595.9               625.1
         Intrasegment
      Eliminations  . . . . . . . . . . . . . .        (271.1)             (255.2)              (953.7)             (928.7)
                                                       -------             -------             --------            --------
         Total Transportation . . . . . . . . .         289.4               373.6              1,271.1             1,172.2
                                                       -------             -------             --------            --------
    Sales       . . . . . . . . . . . . . . . .           0.0                17.4                  0.9               183.7
                                                       -------             -------             --------            --------
    Total Throughput  . . . . . . . . . . . . .         289.4               391.0              1,272.0             1,355.9
                                                       =======             =======             ========            ========

   Distribution (billion
      cubic feet):
         Gas Sales  . . . . . . . . . . . . . .          75.8                93.6                280.5               292.3
         Transportation . . . . . . . . . . . .          64.5                57.1                232.5               217.5
                                                       -------             -------             --------            --------
   Total Throughput . . . . . . . . . . . . . .         140.3               150.7                513.0               509.8
                                                       =======             =======             ========            ========


   Degree Days-Distribution
         Service Territory
           Actual   . . . . . . . . . . . . . .         1,671               2,080                5,530               5,677
           Normal   . . . . . . . . . . . . . .         2,032               2,032                5,600               5,598
           % Colder (warmer) than
           normal   . . . . . . . . . . . . . .           (18)                  2                  (1)                   1
           % Colder (warmer) than
           prior period   . . . . . . . . . . .           (20)                  3                  (3)                   3